Exhibit 99.2

Press Release	Pinnacle Systems, Inc.

Corporate Office 280 N. Bernardo Avenue Mountain View, CA 94043 Tel: 650-526-1600 Fax: 650-526-1601 www.pinnaclesys.com

Media Contact

Paulien Ruijssenaars

(650) 237-1648

paulien@pinnaclesys.com

Investor Relations: ir@pinnaclesys.com

PINNACLE SYSTEMS REPORTS RESULTS FOR THE

THIRD QUARTER OF FISCAL YEAR 2004

MOUNTAIN VIEW, Calif., April 22nd, 2004—Pinnacle Systems®, Inc. (NASDAQ: PCLE) today announced financial results for the third quarter of fiscal 2004, which ended March 31, 2004. Net sales for the third quarter of fiscal 2004 were $93,739,000, a 6% increase over net sales of $88,666,000 in the third quarter of fiscal 2003.

The GAAP net loss for the third quarter of fiscal 2004 was $291,000 or $0.00 per share. The pro forma non-GAAP net income for the third quarter of fiscal 2004 was $1,281,000 or $0.02 per share. This pro forma non-GAAP net income excludes $1,508,000 in amortization of acquisition-related intangible assets, $320,000 in restructuring costs, and a $256,000 difference between GAAP and non-GAAP income tax expense. The reconciliation of the GAAP to non-GAAP measurements for net income and earnings per share for the third quarter of fiscal 2004 is set forth below with Pinnacle Systems’ financial statements.

Patti S. Hart, Pinnacle Systems’ Chairman of the Board and Chief Executive Officer, commented, “We were very pleased with results for the quarter: we had positive pro forma net income which was favorable to our guidance. Net sales were an all time quarterly record for the company with a sequential increase in sales in both divisions. We took a number of actions during the first three quarters of this fiscal year to improve margins and operational efficiency, and we believe those actions are beginning to pay off. Results for the quarter showed continued top line and bottom line improvement over quarterly results earlier this fiscal year. Sales in our business and consumer division were $58.9 million, an all time quarterly division record. This quarter we introduced Studio 9, the latest upgrade to our flagship consumer product family, and experienced strong sales of Studio 9 and Studio 9 upgrades. Sales in our broadcast and professional division were $34.8 million, a 13% sequential increase over the second quarter of this fiscal year. In addition, we had an excellent reception this week at the National Association of Broadcasters convention of our newly introduced PracticalHD, Pinnacle Liquid Editing for Workgroups, and on-air graphic products.”

Pinnacle Systems will host an audio web-cast at 2:00 p.m. (Pacific Time) on April 22, 2004, which can be heard live at www.pinnaclesys.com. Additionally, a replay of the conference call will be available at www.pinnaclesys.com for two weeks following the call. Thereafter, a transcript of the conference call will be available under the “Investor Relations” section of our website at http://www.pinnaclesys.com/aboutus/investorrelation.asp?Langue_ID=7.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Pinnacle Systems uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from its GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Pinnacle Systems’ operating results in a manner that is focused on the performance of Pinnacle Systems’ ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the Company has received nine prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the impact of recent actions with respect to improvement in margins and operational efficiency. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to the Company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle Systems’ actual results may differ materially and adversely from those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks related to cost reduction, restructuring and organizational changes made during the fiscal year and the impact those actions will have on future results. Factors that could affect Pinnacle Systems’ business and financial results are detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and Form 10-Q for the quarters ended September 30, 2003 and December 31, 2003, including, but not limited to, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. All information set forth in this release and its attachments is made as of April 22, 2004, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

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Pinnacle Systems is a registered trademark of Pinnacle Systems, Inc. All other trademarks and registered trademarks are the property of their owners. © 2004. Pinnacle Systems, Inc. All Rights Reserved.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	GAAP		NON-GAAP
	Three Months Ended March 31,		Three Months Ended March 31,
	2004	2003	2004	2003
Net sales	$93,739	$88,666	$93,739	$88,666

Costs and expenses:
Cost of sales	46,862	40,845	46,862	40,845
Engineering and product development	11,065	9,722	11,065	9,722
Sales, marketing, and service	28,407	24,679	28,407	24,679
General and administrative	5,944	4,787	5,944	4,787
Amortization of other intangible assets	1,508	4,331	—	—
In-process research and development	—	470	—	—
Restructuring costs	320	—	—	—
Legal judgment	—	3,861	—	—

Total costs and expenses	94,106	88,695	92,278	80,033

Operating income (loss)	(367)	(29)	1,461	8,633

Interest and other income, net	923	211	923	211

Income before income taxes	556	182	2,384	8,844

Income tax expense	847	808	1,103	1,769

Net income (loss)	$(291)	$(626)	$1,281	$7,075

Net income (loss) per share:
Basic	$(0.00)	$(0.01)

Diluted	$(0.00)	$(0.01)	$0.02	$0.11

Shares used to compute net income (loss) per share:
Basic	68,108	62,453	—	—

Diluted	68,108	62,453	69,895	66,068

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2004	2003
Non-GAAP net income	$1,281	$7,075

Amortization of other intangible assets	(1,508)	(4,331)
In-process research and development	—	(470)
Restructuring costs	(320)	—
Legal judgment	—	(3,861)
Income tax effect	256	961

GAAP net loss	$(291)	$(626)

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP AND NON-GAAP—BY DIVISION

(Unaudited, in thousands)

	Three Months Ended March 31, 2004
	Broadcast and Professional	Business and Consumer	Total

Net sales	$34,830	$58,909	$93,739
Costs and expenses:
Cost of sales	15,016	31,846	46,862
Engineering and product development	5,995	5,070	11,065
Sales, marketing, and service	12,218	16,189	28,407
General and administrative	2,401	3,543	5,944
Amortization of other intangible assets	434	1,074	1,508
Restructuring costs	160	160	320

Total costs and expenses	36,224	57,882	94,106

GAAP operating income (loss)	(1,394)	1,027	(367)

Amortization of other intangible assets	434	1,074	1,508
Restructuring costs	160	160	320

Non-GAAP operating income (loss)	$(800)	$2,261	$1,461

	Three Months Ended March 31, 2003
	Broadcast and Professional	Business and Consumer	Total

Net sales	$35,602	$53,064	$88,666
Costs and expenses:
Cost of sales	14,721	26,124	40,845
Engineering and product development	5,694	4,028	9,722
Sales, marketing, and service	10,175	14,504	24,679
General and administrative	2,272	2,515	4,787
Amortization of other intangible assets	2,373	1,958	4,331
In-process research and development	—	470	470
Legal judgment	3,861	—	3,861

Total costs and expenses	39,096	49,599	88,695

GAAP operating income (loss)	(3,494)	3,465	(29)

Amortization of other intangible assets	2,373	1,958	4,331
In-process research and development	—	470	470
Legal judgment	3,861	—	3,861

Non-GAAP operating income	$2,740	$5,893	$8,633

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2004	June 30, 2003
Assets

Current assets:
Cash and cash equivalents	$62,043	$62,617
Marketable securities	17,209	18,804
Accounts receivable, net	46,374	55,958
Inventories	43,823	36,775
Prepaid expenses and other current assets	9,996	9,197

Total current assets	179,445	183,351

Restricted cash	16,850	16,890
Property and equipment, net	17,008	15,351
Goodwill	83,588	60,632
Other intangible assets, net	19,319	29,341
Other assets	7,511	5,311

	$323,721	$310,876

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$19,623	$17,146
Accrued and other liabilities	65,822	53,025
Deferred revenue	14,121	6,564

Total current liabilities	99,566	76,735

Deferred income taxes	3,881	7,826
Long-term liabilities	669	158

Total liabilities	104,116	84,719

Shareholders’ equity:
Common stock	372,419	337,593
Accumulated deficit	(158,420)	(115,294)
Accumulated other comprehensive income	5,606	3,858

Total shareholders’ equity	219,605	226,157

	$323,721	$310,876